EXECUTIVE EMPLOYMENT AGREEMENT
On October 4, 2018 (“the Effective Date”), William D. Muir, Jr., an individual (“Executive”), and Electronics For Imaging, Inc., (“the Company”), hereby enter into an Executive Employment Agreement (the “Agreement”).
1.Position.
Executive will be employed as Chief Executive Officer, effective October 15, 2018. Executive and the Company may mutually agree to change Executive’s position(s) or title(s), and the Company may from time to time alter (so long as any such change is consistent with Executive’s position) Executive’s duties, responsibilities or functions. Effective October 15, 2018, Executive shall be appointed to the Company’s Board of Directors.
2.Primary Duties.
Executive will perform such duties and functions as are generally associated with the position of Chief Executive Officer as well as such other specific duties and functions that are reasonably assigned to him from time to time by the Company’s Board of Directors.
3.Base Salary.
Beginning on the Effective Date, Executive will receive an annual base salary of $620,000, which will be paid in accordance with the Company’s regular payroll practices, and which will be subject to withholding required by law. Thereafter, Executive’s annual base salary will be reviewed periodically to determine whether, in the Company’s sole discretion, Executive’s base salary should be changed but in no event shall it be decreased below $620,000.
4.Management Bonus Program.
Beginning on the Effective Date, Executive will be eligible to participate in the Company’s annual management bonus program for executives under which he will be eligible to receive a bonus based on a percentage of his annual base salary and the achievement of performance targets established by the Company at the beginning of the year. The award and payment of the executive bonus will be governed by the terms of the applicable management bonus program. The Company shall have the sole discretion to change or eliminate its management bonus program applicable to each year, to determine whether Executive is entitled to any such bonus and to determine the amount of any such bonus (which determination will be consistent with any performance targets and the terms of the management bonus program as in effect for that year). Except as provided in Section 10.a, if Executive’s employment terminates for any reason prior to the end of the calendar year, Executive’s entitlement to any portion of

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the executive bonus or commission for that year will be determined pursuant to the then applicable management bonus program.
5.Executive Benefits.
Executive will be eligible to participate in any employee benefit plans or programs as in effect from time to time, including but not limited to group medical benefits and 401(k) plan, maintained or established by the Company to the same extent as other employees at Executive’s level within the Company, subject to the generally applicable terms and conditions of the plan or program in question and the determination of any person or committee administering such plan or program.
If Executive becomes entitled to any Severance Pay or Change of Control Severance Pay (as defined in section 10.a), the Company shall (i) continue to fully subsidize Executive’s health insurance coverage under Part 6 of Title I of ERISA (“COBRA”) for the lesser of (x) the period of COBRA continuation coverage applicable to the Executive, or (y) the duration of the Severance Pay or Change of Control Severance Pay and (ii) provide outplacement services to the Executive for a minimum of one (1) week of onsite counseling and ninety (90) days of counseling follow-ups (subject to a maximum of $35,000).
The Company will pay or reimburse Executive for his reasonable costs to maintain or lease an automobile for the first six (6) months of his employment with the Company.
6.Equity.
Executive may periodically be granted equity awards based on his performance.
7.Hire-On Compensation
Executive will have the hire-on compensation incentives set forth on Exhibit A to this Agreement, incorporated herein by this reference.
8.Other Obligations.
Executive will be subject to and agrees to adhere to all policies and procedures of the Company, as amended from time to time, applicable to Executive’s position or level within the Company. Executive’s employment agreement is conditioned upon Executive’s faithful observance of the Company’s Employment, Confidential Information and Invention Assignment Agreement (the “Confidential Information Agreement”), a copy of which is attached.
9.At-Will Employment.
Executive’s employment with the Company is for no specified duration and is at-will. Either Executive or the Company may terminate Executive’s employment or the terms of his employment at any time and for any reason, with or without cause and with or without notice. The at-will nature of Executive’s employment with the Company may be altered only in writing expressly so stating signed by the Company’s Board. However, as described in this Agreement, Executive may be entitled to severance benefits or other entitlements depending upon the circumstances of the termination of Executive’s employment.

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10.Termination of Employment.

a.	Termination Before and After a Change of Control Without Cause or By Executive for Good Reason or for Good Reason Outside of a Change of Control.

(i)
Termination Before or More than 24 Months After a Change of Control by the Company Without Cause or by the Executive for Good Reason Outside of a Change of Control. If, before a Change of Control (as defined in section 10(f)) or more than 24 months after a Change of Control, the Company terminates Executive’s employment Without Cause (as defined in section 10.d) or Executive voluntarily terminates his employment for Good Reason Outside of a Change of Control (as defined in section 10(f)), upon the date the termination of Executive’s employment constitutes a “separation from service” within the meaning of Treasury Regulation Section 1.409A-1(h) (a “Separation from Service”), the Executive shall be entitled to the following: (i) an amount equal to (A) twenty-four (24) months of his then-existing base salary (but in all events if Executive has resigned for Good Reason Outside of a Change of Control, no less than the base salary immediately prior to the reduction giving rise to the right to resign for such Good Reason with $620,000 being at all times the minimum base salary for purposes of this Section 10.a(i)), plus (B) to the extent unpaid as of the date of termination, the Relocation Bonus, plus (C) an amount equal to the bonus the Executive would have earned had he been employed by the Company at the end of the calendar year in which such Separation from Service occurred with such amount determined in accordance with the management bonus plan as in effect for that year and taking into account Executive’s target bonus opportunity for that year and the amount of the bonus that would have been payable based on actual Company performance for that year (and if the Company settles such bonuses in equity but Executive has not been awarded such equity, taking into account the amount the cash bonus that would have been payable before conversion into equity) multiplied by a fraction (x) the numerator of which is the number of completed months in that year through the date of such Separation from Service, and (y) the denominator of which is twelve (12) (the “Current Bonus,”) (in total, the “Severance Pay”), (ii) unless the applicable award agreement provides more favorable vesting terms, the equity acceleration or extension of vesting benefits, as the case may be, described below in this Section 10.a(i).

In such circumstances, in addition to Executive’s equity awards (such as Restricted Stock Awards, Restricted Stock Units and the like) and stock options that were granted by the Company and vested immediately prior to such termination, the vesting of any portions of the “One-Year Award” and the “Three-Year Award” (as described in Exhibit A hereto) granted by the Company to Executive as part of his Hire-On Compensation that are outstanding and otherwise unvested immediately prior to such termination shall accelerate and become fully vested and nonforfeitable as of the date of termination. Vesting of the Share Price Performance-based Award (as described on Exhibit A hereto) for any portion of the award as to which the applicable per-share closing price condition was

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satisfied while Executive was employed by the Company and prior to the First Vesting Date as set forth on Exhibit A.
In addition, the vesting of any other equity awards and options that were granted by the Company to Executive and are outstanding and otherwise unvested immediately prior to such termination and are subject to only time-based (as opposed to performance-based) vesting conditions shall accelerate and become immediately vested and exercisable by the Executive or the Executive’s estate, as follows: (i) as to any vesting date applicable to any such award that is scheduled to occur on or before the date that is six (6) months following such termination, the portion of the award scheduled to vest on that vesting date shall accelerate and become fully vested and nonforfeitable as of the date of termination; and (ii) as to the first vesting date (if any) applicable to any such award that is scheduled to occur after the date that is six (6) months following such termination, a pro-rata portion (determined as described in the following sentence) of the portion of the award scheduled to vest on that vesting date shall accelerate and become fully vested and nonforfeitable as of the date of termination. For purposes of clause (ii) of the preceding sentence, the pro-rata portion shall be a fraction (not greater than one) where the numerator is the portion of the applicable vesting period (measured commencing with immediately preceding vesting date under the award or, if none, the date of grant of the award, through and including the applicable scheduled vesting date in question) that Executive would have been employed with the Company had his date of termination been six (6) months after his actual date of termination, and the denominator of which is the total number of months in the applicable vesting period (as so measured).
In addition, as to any equity awards and options that were granted by the Company to Executive and are outstanding and otherwise unvested immediately prior such termination and are subject to performance-based vesting conditions measured by the average per-share closing price of the Company’s common stock, vesting of such awards shall be extended and the share price shall continue to be measured as if the Executive had remained continuously employed for a period of six (6) months following such termination (with any time-based vesting requirement deemed fully-satisfied as to any such stock price-based vesting condition that is satisfied on or before the end of such six (6) month period).
In addition, as to any other equity awards and options that were granted by the Company to Executive and are outstanding and otherwise unvested immediately prior to such termination and are subject to any other performance-based vesting conditions, such awards shall continue to remain outstanding and unvested through the Determination Date or equivalent, as the case may be, and shall vest and become exercisable by the Executive or the Executive’s estate upon the review of the performance goals and confirmation that the vesting conditions have been satisfied (the “Determination Date”) by the Company or authorized committee, as the case may be, with the number of shares underlying such award or options vesting as determined by the Company or such committee, multiplied

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by a fraction (x) the numerator of which is the number of completed months in that year through the date of such Separation from Service plus six (6) but under no circumstances shall the numerator exceed twelve (12), and (y) the denominator of which is twelve (12); provided, however, that any options vested on such Determination Date shall remain exercisable for the earlier of the period prescribed in the Executive’s applicable stock option agreement or the expiration of its term; provided further, that should the term of any option occur prior to the Determination Date, such option shall terminate according to its term; and provided further that in the event of a Change of Control (as defined in section 10.f hereto) occurring between the date of termination of employment and the Determination Date, the Company or its successor shall have the right to terminate such equity awards and options provided that they are accelerated or settled in connection with such event in accordance with the applicable award agreement and Company equity incentive plan under which they were granted.
The Severance Pay other than the Current Bonus amount will be paid in a lump sum payment on the date that is sixty (60) days following the Executive’s Separation from Service, and the Current Bonus portion of Executive’s Severance Pay, if any, shall be payable following the Company’s determination with regard to whether the performance targets in respect of such bonus have been attained and in any event no later than two and one half (2-1/2) months following the calendar year in which Executive terminates employment. The Company is not obligated to pay the Severance Pay and accelerate the vesting of Executive’s options and other equity awards unless the Executive signs and delivers to the Company’s Chief Executive Officer or President (within twenty-one (21) days after the date of Executive’s termination of employment) a “Separation Agreement and Full Release Of All Claims” in the form attached hereto as Exhibit B (with such changes to such form as may be made by the Company and communicated to Executive based on changes in applicable law) and the release becomes irrevocable.

(ii)
Termination On or After Change of Control by the Company Without Cause or by the Executive for Good Reason. If on, or within twenty-four (24) months following, a Change of Control (as defined in section 10.f), Executive’s employment with the Company is terminated by the Company Without Cause or is voluntarily terminated by Executive for Good Reason (as defined in section 10.e), upon the date that the termination of Executive’s employment constitutes a Separation from Service, Executive will receive the following: (i) an amount equal to (A) thirty-six (36) months of base salary (but in all events if Executive has resigned for Good Reason, no less than the base salary immediately prior to the reduction giving rise to the right to resign for such Good Reason), plus (B) to the extent unpaid as of the date of termination, the Relocation Bonus, plus (C) the bonus the Executive would have earned had he been employed by the Company at the end of the calendar year (and as if 100% of the performance targets, if any, were attained and based on his target bonus opportunity), with the amounts described in both (A) and (B) payable in a lump sum on the date that is sixty (60)

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days following the Executive’s Separation from Service, (ii) in addition to Executive’s stock options that were vested immediately prior to such termination, the vesting of additional options shall accelerate in full and become exercisable by the Executive or the Executive’s representative, as the case may be, and such Stock Options shall be exercisable until the earlier of either: (a) one (1) year from the termination date or (b) the date the stock options would have expired pursuant to their original terms on the date of grant or been terminated in connection with a Change of Control or similar event, and (iii) in addition to Executive’s equity awards other than options (such as Restricted Stock Awards, Restricted Stock Units and the like) that were vested immediately prior to such termination, all of the Executive’s other equity awards shall become fully vested and nonforfeitable as of the date of termination (assuming the maximum level of performance in the case of any such outstanding equity awards with performance-based vesting conditions). This obligation to pay Executive the Change of Control Severance Pay will be binding on the successor entity following the Change of Control, but shall remain an obligation of the Company if the successor entity fails to discharge it; provided, however, the Company is not obligated to pay the Change of Control Severance Pay and accelerate the vesting of Executive’s options and other equity awards in the event of a Change of Control unless the Executive signs and delivers to the Company’s Chief Executive Officer or President (within twenty-one (21) days after the date of Executive’s termination of employment) a “Separation Agreement and Full Release Of All Claims” in the form attached hereto as Exhibit B (with such changes to such form as may be made by the Company and communicated to Executive based on changes in applicable law) and the release becomes irrevocable.

(iii)
Section 409A Delay. Notwithstanding any provision to the contrary in the Agreement, if Executive is deemed by the Company at the time of his Separation from Service to be a “specified employee” (within the meaning of Section 409A of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), and regulations promulgated thereunder), to the extent delayed commencement of any portion of the termination benefits to which Executive is entitled under this Agreement is required in order to avoid a prohibited distribution under Section 409A(a)(2)(B)(i) of the Code, such portion of Executive’s termination benefits shall not be provided to Executive prior to the earlier of (A) the expiration of the six-month period measured from the date of Executive’s Separation from Service with the Company or (B) the date of Executive’s death. Upon the expiration of the applicable Code Section 409A(a)(2)(B)(i) deferral period, all payments deferred pursuant to this Section 10.a.iv shall be paid in a lump sum to Executive, and any remaining payments due under the Agreement shall be paid as otherwise provided herein.

b.
All Terminations. For any termination of employment, Executive will (i) receive the base salary through the date of termination of employment (to the extent not theretofore paid), reimbursement of any unreimbursed relocation and/or business expenses (to the extent otherwise reimbursable pursuant to the terms hereof), and any otherwise accrued, vested

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and unpaid Company benefits as of the date of termination (to be paid in accordance with the terms of the applicable benefit plan), (ii) receive any equity awards that were vested on or before the date of termination (payable or exercisable in accordance with this Agreement and the applicable award agreement), (iii) for any termination other than for Cause, receive the earned but unpaid annual bonus for any performance period which has ended prior to the date of termination and (iv) except as otherwise expressly provided in this Agreement or any other agreement between the parties, Executive shall not be entitled to any other compensation or benefits (including, without limitation, accelerated vesting of stock options) from the Company except to the extent provided under the applicable stock option agreements(s) or as may be required by law (for example, “COBRA” coverage under Section 4980B of the Code). For clarity, Executive shall not be entitled to benefits under any severance plan or policy of the Company in circumstances that trigger severance benefits for Executive under this Agreement. Similarly, there is to be no duplication of benefits (for example, if 6 months of accelerated vesting of an equity award is provided for in the circumstances of a particular termination pursuant to this Agreement, and the applicable award agreement also provides for 6 months of accelerated vesting in those circumstances, Executive is entitled to the provision that results in the greatest benefit for him but not both provisions).

c.
Cause. For all purposes under this Agreement, a termination for “Cause” shall mean a good faith determination by a majority of the disinterested directors of the Company’s Board of Directors that the Executive’s employment with the Company is terminated for any of the following reasons: (i) the Executive’s willful act of fraud, embezzlement, dishonesty or other misconduct; (ii) the Executive’s willful failure to perform his duties to the Company, failure to follow Company policies as set forth in writing from time to time, or failure to follow the legal directives of the Company (other than failure to meet performance goals, objectives or measures), that is not corrected within thirty (30) days following written notice thereof to the Executive by the Executive’s supervisor or the Company’s Chief Executive Officer, such notice to state with specificity the nature of the failure; (iii) the Executive’s material misappropriation of any material asset of the Company; (iv) the Executive conviction of, or a plea of “Guilty” or “No Contest” to a felony; (v) Executive’s use of alcohol or drugs so as to interfere with the performance of his duties; (vi) the Executive’s willful unauthorized use or disclosure of any proprietary information, customer lists or trade secrets of the Company or its affiliates or a breach by Executive of confidentiality agreement(s) with the Company; (vii) conduct which, in the Company’s determination, is a material violation of Executive’s fiduciary obligations to the Company; or (viii) intentional material damage to any property of the Company.

d.
Without Cause. For all purposes under this Agreement, a termination of the Executive’s employment by the Company “Without Cause” shall mean a termination by the Company in the absence of “Cause”, as defined above.

e.
Good Reason. For all purposes under this Agreement, “Good Reason” for the Executive’s resignation will exist if he provides notice to the Company, unless otherwise agreed to in writing by the Executive or at Executive’s direction, within 60 days after the initial occurrence of any of the following that is not corrected within thirty (30) days

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following written notice thereof to the Company by the Executive such notice to state with specificity the nature of the failure and the Executive resigns for such Good Reason event no later than 30 days after the end of the Company’s cure period: (i) any reduction in his Base Salary in effect immediately prior to the Change in Control or target bonus below 130% (excluding any voluntary reductions); (ii) any material reduction in his benefits, including the termination of this Agreement by the Company without the written consent of the Executive; (iii) a change in his position with the Company or successor company that materially reduces his duties and responsibilities, including without limitation, his removal as Chief Executive Officer, the Company’s failure (assuming the Executive is then able and willing to continue to serve on the Company’s Board of Directors) to nominate him for election as a member of the Company’s Board of Directors in connection with a scheduled expiration of his term in office as a member of the Company’s Board of Directors, his failure to report directly and solely to the Company’s Board of Directors, or his failure to be the senior-most executive officer of the Company (or any successor, including the ultimate parent); (iv) a material office relocation of more 30 miles further from the Executive’s primary residence; or (v) any other material breach by the Company of its obligations to the Executive under this Agreement.

f.
Good Reason Outside of a Change of Control. For all purposes under this Agreement, “Good Reason Outside of a Change of Control” for the Executive’s resignation will exist if he provides notice to resigned from employment with the Company, unless otherwise agreed to in writing by the Executive or at his direction, within 60 days after the initial occurrence of any of the following that is not corrected within thirty (30) days following written notice thereof to the Company by the Executive such notice to state with specificity the nature of the failure and the Executive resigns for such Good Reason event no later than 30 days after the end of the Company’s cure period: (i) any reduction in his Base Salary below $620,000 (or its equivalent in local currency) or target bonus below 130% (excluding any voluntary reductions); (ii) a change in his position with the Company that materially reduces his duties and responsibilities, including without limitation, his removal as Chief Executive Officer, the Company’s failure (assuming the Executive is then able and willing to continue to serve on the Company’s Board of Directors) to nominate him for election as a member of the Company’s Board of Directors in connection with a scheduled expiration of his term in office as a member of the Company’s Board of Directors, his failure to report directly and solely to the Company’s Board of Directors, or his failure to be the senior-most executive officer of the Company; (iii) termination of this Agreement by the Company without the written consent of the Executive pursuant to Section 14 hereto (it being understood that the non-renewal of this Agreement (or its Term) by the Company under Section 14 below shall constitute a termination of this Agreement by the Company without the written consent of the Executive); (iv) a material office relocation of more 60 miles further from the Executive’s primary residence; or (vi) any other material breach by the Company of its obligations to the Executive under this Agreement.

g.	Change of Control. For purposes of this Agreement, a “Change of Control” means the occurrence of any of the following events:

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(i)
Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the “beneficial owner” (as defined under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company’s then outstanding voting securities; or

(ii)
A change in the composition of the Board of Directors of the Company occurring within a two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (a) are directors of the Company as of the date hereof, or (b) are elected, or nominated for election, to the Board of Directors of the Company with the affirmative votes of at least a majority of the Incumbent directors at the time of such election or nomination (but shall not include an individual whose election or nomination is in connection with an actual or threatened proxy contest relating to the election of directors to the Company); or

(iii)
(A) A merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (B) a plan of complete liquidation of the Company approved by the stockholders of the Company, or (C) the disposition by the Company (in a sale, transaction or other corporate event, or series of related sales, transactions or related corporate events) of all or substantially all of the Company’s assets (on a consolidated basis) unless, in the case of a transaction or event referred to in clause (C), immediately after such transaction the assets that are sold or otherwise disposed of are owned by an entity that is owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction or event.

11.Non-Solicitation.
During the Executive’s Employment Term, Executive, directly or indirectly, whether as an employee, owner, sole proprietor, partner, director, member, consultant, agent, founder, co-venture or otherwise, will not engage, participate or invest in any business activity anywhere in the world which develops, manufactures or markets products or performs services which are competitive with the products or services of the Company or products or services which the Company has under development or which are the subject of active planning. Executive is not prohibited from purchasing equities or derivatives in any publicly traded any company.

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For a period of twelve (12) months following the date the Executive ceases to be employed with the Company for any reason (the “Restricted Period”), the Executive will not (i) directly or indirectly through any other person induce or attempt to induce any employee or independent contractor of the Company or any affiliate of the Company to leave the employ or service, as applicable, of the Company or such affiliate, or in any way interfere with the relationship between the Company or any such affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) directly or indirectly make any statement that disparages the Company or any of its affiliates or has the purpose or effect of harassing or disrupting the business of the Company or any of its affiliates.
During the Restricted Period, the Executive will not directly or indirectly through any other person solicit, influence or attempt to influence customers, vendors, suppliers, licensors, lessors, joint venturers, associates, consultants, agents, or partners of the Company or any affiliate of the Company to divert their business away from the Company or such affiliate, and the Executive will not otherwise interfere with, disrupt or attempt to disrupt the business relationships, contractual or otherwise, between the Company or any affiliate of the Company, on the one hand, and any of its or their customers, suppliers, vendors, lessors, licensors, joint venturers, associates, officers, employees, consultants, managers, partners, members or investors, on the other hand.
The Executive acknowledges that, in the course of his employment with the Company and/or its affiliates, he has become familiar, or will become familiar, with the trade secrets of the Company and its affiliates and with other confidential and proprietary information concerning the Company and its affiliates and that his services have been and will be of special, unique and extraordinary value to the Company and its affiliates. The Executive agrees that the foregoing nonsolicitation covenants are reasonable and necessary to protect the trade secrets and other confidential and proprietary information, good will, stable workforce, and customer relations of the Company and its affiliates.
12.Written Amendment or Modification; Waiver.
Except as provided in this paragraph, this Agreement may be altered, modified, or amended only by a writing signed by Executive and by an officer of the Company specifically authorized to do so by the Company’s Board of Directors (or Compensation Committee thereof) expressly acknowledging that it is altering, modifying or amending the Agreement. No modification, waiver or discharge of this Agreement will be effective unless in writing signed by the Executive and by an officer of the Company specifically authorized to do so by the Company’s Board of Directors (or Compensation Committee thereof). No waiver by either party of any condition or provision of this Agreement shall be considered a waiver of any other condition or provision or a waiver of the same condition or provision at another time.

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13.Successors and Assigns.
This Agreement shall be binding upon Executive’s heirs, executors, administrators and other legal representatives and will be for the benefit of the Company and, in connection with any sale of all or substantially all of its business or assets, its successors and assigns. The Company agrees to have any successor to all or substantially all of its business or assets expressly assume the Company’s obligations under this Agreement in writing as of the date of the closing of any such transaction. This Agreement is specific to Executive and may not be assigned or substituted for without the express written consent of the Company’s Board of Directors (or Compensation Committee thereof). Upon Executive’s death, if any benefit or entitlement is due to him under this Agreement, it shall be paid to his designated beneficiary or if there is no designated beneficiary, his estate.
14.Term.
The term of Executive’s employment by the Company pursuant to this Agreement (the “Term”) shall begin on the Effective Date and continue until the first anniversary of the Effective Date and will automatically be renewed for one (1) year periods thereafter unless terminated by either party upon sixty (60) days written notice prior to the expiration of the term as then in effect. Upon any notice of non-renewal of the Term under this Section 14, Executive’s employment shall terminate on the last day of the applicable Term then in effect. If Executive’s employment terminates pursuant to the preceding sentence as a result of a notice of non-renewal given by the Company pursuant to this Section 14, such termination of employment shall be treated as a termination of employment by the Company without Cause for purposes of Section 10.a(i) or 10.a(ii), as applicable. Notwithstanding the preceding provisions of this Section 14, in all cases the Term is subject to earlier termination pursuant to Sections 9 and 10 above.
15.Entire Agreement.
This Agreement, and the attached Confidential Information Agreement and the indemnification agreement referenced herein, sets forth the entire agreement and understanding between the Company and Executive relating to its subject matter, is fully integrated and supersedes all prior of contemporaneous discussions, representations, and agreements, whether oral or in writing, between the parties on that subject matter. As of October 15, 2018, the Company agrees to enter into an indemnification agreement with Executive in same form as the indemnification agreement it has entered into with other directors.
16.Governing Law; Consent to Personal Jurisdiction.
This Agreement shall be governed by the laws of the State of California, without regard to the choice of law provisions thereof. Executive hereby expressly consents to personal jurisdiction in the State and federal courts located in California for any lawsuit arising from or relating to this Agreement, without regard to his then-current residence or domicile.

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17.Severability.
The invalidity or unenforceability of one or more provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect to the maximum extent of the law.
18.Tax Matters.

a.
Section 409A. All forms of compensation referred to in this Agreement are subject to applicable withholding and payroll taxes. It is intended that the terms of this Agreement and the compensation, including equity awards, and severance under this Agreement will not result in the imposition of any tax liability pursuant to Section 409A of the Code on Executive, and this Agreement shall be construed and interpreted consistent with that intent. With respect to any payment constituting nonqualified deferred compensation subject to Code Section 409A: (A) all expenses or other reimbursements provided herein shall be payable in accordance with the Company’s policies in effect from time to time, but in any event shall be made on or prior to the last day of the taxable year following the taxable year in which such expenses were incurred by Executive; (B) no such reimbursement or expenses eligible for reimbursement in any taxable year shall in any way affect the expenses eligible for reimbursement in any other taxable year; and (C) the right to reimbursement or in-kind benefits shall not be subject to liquidation or exchanged for another benefit.

b.
Section 280G - Best Net. Notwithstanding anything to the contrary contained in any agreement between Executive and the Company or any of its affiliates or any other document or agreement (whether written or oral), to the extent that any payments and benefits provided to Executive, or for Executive’s benefit, under any Company plan or agreement (such payments or benefits are collectively referred to as the “Benefits”) would be subject to the excise tax (the “Excise Tax”) imposed under Section 4999 of the Code, the Benefits shall be reduced (but not below zero) if and to the extent that a reduction in the Benefits would result in Executive retaining a larger amount, on an after-tax basis (taking into account federal, state and local income taxes and the Excise Tax), than if Executive received all of the Benefits (such reduced amount is referred to hereinafter as the “Limited Benefit Amount”). Unless Executive shall have given prior written notice specifying a different order to the Company to effectuate the Limited Benefit Amount, any such notice consistent with the requirements of Section 409A of the Code to avoid the imputation of any tax, penalty or interest thereunder, the Company shall reduce or eliminate amounts which are payable first from any cash severance, then from any payment in respect of an equity award that is not covered by Treas. Reg. Section 1.280G-1 Q/A-24(b) or (c), then from any payment in respect of an equity award that is covered by Treas. Reg. Section 1.280G-1 Q/A-24(c), in each case in reverse order beginning with payments or benefits which are to be paid the farthest in time from the Determination (as defined below). Any notice given by Executive pursuant to the preceding sentence shall take precedence over the provisions of any other plan, arrangement or agreement governing Executive’s rights and entitlements to any benefits or compensation. Any determination as to whether the Benefits shall be reduced to the

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Limited Benefit Amount pursuant to this Agreement (the “Determination”) and the amount of such Limited Benefit Amount shall be made by the Company’s independent public accountants or another certified public accounting firm or executive compensation consulting firm of national reputation designated by the Company at the Company’s expense.

19.Clawback Rules and Policy.
This Agreement and all forms of compensation referred to in this Agreement are subject to the “clawback” provisions of applicable law, rules and regulations as well as any Company clawback policy, as each may be adopted and in effect from time to time.

IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer.

ELECTRONICS FOR IMAGING, INC.
By:	/s/ Guy Gecht	Date:	10/4/2018
Title:	CEO

Executive:
/s/ William Muir		Date:	10/4/2018

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Muir Executive Employment Agreement

EXHIBIT A
Hire-On Compensation

•
Relocation Bonus & Expenses: Executive agrees to relocate to the San Francisco Bay Area within 9 months of the Effective Date. In consideration of such agreement, the Company will pay Executive a one-time relocation bonus in the amount of $236,000, to be paid (less applicable withholdings) in a lump sum in a normal payroll cycle in December 2018 such that it is paid no later than December 31, 2018, provided that Executive is then employed by the Company except as otherwise provided in Section 10.a of the Agreement. Should Executive voluntarily terminate his employment with the Company at any time (other than for Good Reason, Good Reason Outside of a Change of Control, death or disability) within 12 months after the Effective Date and after such relocation bonus has been paid to Executive, Executive agrees to promptly reimburse the Company for the full amount of the bonus.

To assist Executive in his transition to the San Francisco Bay Area, the Company will work with Executive to help manage and will pay the reasonable costs of Executive’s relocation from Tampa, Florida to the San Francisco Bay Area. The Company will also reimburse Executive (or, pay directly) for the reasonable costs of housing in close proximity to the Company’s Fremont headquarters for up to 9 months while Executive looks for a permanent home here. Finally, the Company will reimburse Executive for a reasonable number of trips to and from Tampa during his first 9 months of employment with the Company. Notwithstanding anything to the contrary in this paragraph, any benefits pursuant to this paragraph are subject to Executive’s continued employment with the Company through the date that the related expense was incurred.

•
EFI Annual Bonus: Starting in 2019 and continuing while Executive is employed with the Company, Executive’s annual target bonus opportunity for purposes of the management bonus program referenced in Section 4 of this Agreement is 130% of base salary (i.e., $806,000 if his base salary is $620,000), with any actual bonus based on the Company’s achievement of financial performance targets determined by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) at the time that the Compensation Committee approves the annual executive bonus program and subject to the terms and conditions of that program as it is established by the Compensation Committee for the applicable year.

Historically, there has also been an opportunity to earn up to two times the amount the bonus target (i.e., a total of 260% of Executive’s annual salary or $1,612,000) as part of the Company’s Accelerator Bonus Program, if the Company significantly overachieves the annual financial performance targets. The determination is made annually by the Compensation Committee whether to provide this opportunity to program participants.

•
New Hire Equity Awards:  The Company will grant the following new hire equity awards, in the form of restricted stock units (“RSUs”), to Executive at the first meeting of the Compensation Committee following the Effective Date, provided that Executive is then employed by the Company. The aggregate grant date value (with grant date values for purposes

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Muir Executive Employment Agreement

of this Agreement as determined by the Company in accordance with its practices for determining the grant date value of employee equity awards) of such new hire equity awards will be $5,000,000, allocated as set forth below (the “New Hire Equity Award”).

◦
One-Year Award: An RSU award with a grant date value of $800,000, which will vest on the one-year anniversary of the grant date, subject to verification and certification by the Compensation Committee that Executive has relocated to the San Francisco Bay Area by October 22, 2019.

◦	Three-Year Award: A three-year, time-based RSU award with a grant date value of $1,200,000. This award will vest as follows:

▪	two-thirds on the second anniversary of the grant date, and

▪	one-third on the third anniversary of the grant date.

◦
Company Performance-based Award: A three-year, performance-based RSU award with a grant date value of $1,500,000. This award will be based on the same vesting criteria as the awards granted by the Company to its Section 16 officers in those individuals’ August 29, 2018 annual refresher awards.

◦
Share Price Performance-based Award: A performance-based RSU award with a grant date value of $1,500,000. This award will vest, if, within three years of the grant date, the average per-share closing price of the Company’s common stock for 60 consecutive trading days is equal to or greater than certain targets, as follows:

▪	one-third will vest if the average per-share closing price is equal to or greater than $38.00,

▪	one-third will vest if the average per-share closing price is equal to or greater than $42.50, and

▪	one-third will vest if the average per-share closing price is equal to or greater than $47.00.

No portion of the Share Price Performance-based Award will vest before the one-year anniversary of the grant date, but, if one or more of the performance metrics is achieved before the first anniversary of the award, then that portion(s) of the award will vest on the first anniversary of the grant date or upon Compensation Committee’s certification of the achievement of the metric, whichever is later (“First Vesting Date”) and if Executive’s employment is terminated without Cause by the Company or by Executive for Good Reason or Good Reason Outside of a Control of Control, he shall be entitled to vesting of the portion of the awards as to which the average per-share closing price condition was satisfied while he was employed by the Company and prior to the First Vesting Date.

Except as otherwise provided in Sections 10.a or 10.b, all of these awards will be subject to the terms and conditions of the Company’s 2017 Equity Incentive Plan or other equity incentive plan

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Muir Executive Employment Agreement

then-in place and the applicable award agreement. For clarity and notwithstanding anything to the contrary above, vesting of each award will, in accordance with the applicable award agreement, be subject to Executive’s continued employment with the Company through the vesting date otherwise referred to above except as otherwise set forth above or in Sections 10.a or 10.b of the Agreement (or, if more favorable, as otherwise provided in the applicable award agreement).
* * *

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Muir Executive Employment Agreement

EXHIBIT B
FORM OF SEPARATION AGREEMENT AND FULL RELEASE OF CLAIMS

This Separation Agreement and Full Release of Claims (this “Agreement”) is entered into by and between William D. Muir, Jr. (“Employee”) and Electronics For Imaging, Inc. (the “Company”).
WHEREAS, Employee was employed by the Company, and Employee’s employment with the Company terminated on [__________________________] (the “Separation Date”);
WHEREAS, Employee is a party to an Executive Employment Agreement with the Company dated [____________________] (the “Employment Agreement”), a Confidential Information Agreement with the Company dated [________________] (the “Confidentiality Agreement”), and an Indemnification Agreement with the Company dated [______________] (the “Indemnification Agreement”); and
WHEREAS, the parties desire to enter into this Agreement on the terms and conditions set forth below.
NOW, THEREFORE, in consideration of the covenants undertaken and the releases contained in this Agreement, Employee and the Company agree as follows:
1.Resignation. Employee irrevocably resigned as an employee, director, member, manager and in each and every other capacity with the Company and each of its Affiliates (as such term is defined below) effective on the Separation Date. The Company confirms that such resignations are accepted. Employee agrees that he currently holds no such position. Except for the benefits provided for in Section 2 below and in Section 10.b of the Employment Agreement, Employee agrees that he has been paid all compensation and benefits due from the Company and each of its Affiliates (including, but not limited to, accrued vacation, salary, bonus, incentive, share of promote, and other wages). As used in this Agreement: (i) the term “Affiliate” means a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the Company; (ii) the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means the possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a person; and (iii) the term “person” shall be construed broadly and includes, without limitation, an individual, a partnership, a limited liability company, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.
2.Severance Payment. Provided that Employee signs this Agreement and does not revoke it, the Company shall pay or provide Employee the severance benefits and other entitlements provided for in Section 10.a [specify clause (i) or (ii), as applicable] of the Employment Agreement.

3.Release of Claims. Employee, on his own behalf and on behalf of his descendants, dependents, heirs, executors, administrators, assigns and successors, and each of them, hereby fully and forever releases the Company, its divisions, subsidiaries, parents, or affiliated corporations, past and present, and each of them, as well as its and their assignees, successors, directors, officers, stockholders, partners, representatives, attorneys, agents or employees, past or present, or any of them (individually and collectively, “Releasees”), from, and agrees not to sue concerning, or in any manner institute, prosecute or pursue, or cause to be instituted, prosecuted, or pursued, any claim, duty, obligation or cause of action relating to any matters of any kind, whether presently known or unknown, suspected or unsuspected, that Employee may possess against any of the Releasees arising from any acts or omissions that have occurred up until and including the date and time that Employee signs the Agreement (collectively, “Claims”), including, without limitation, (a) any and all Claims relating to or arising from Employee’s employment relationship with the Company and the termination of that relationship; (b) any and all Claims for violation of any federal, state or municipal law, constitution, regulation, ordinance or common law, including, but not limited to, Title VII of the Civil Rights Act of 1964; the Civil Rights Act of 1991; the Americans with Disabilities Act of 1990; the Fair Labor Standards Act; the Employee Retirement Income Security Act of 1974; the federal Family Medical Leave Act; the California Business and Professions Code; the California Family Rights Act; the California Fair Employment and Housing Act; and the California Labor Code; and all amendments to each such law; (c) any and all Claims for any wrongful discharge of employment; termination in violation of public policy; discrimination; harassment; retaliation; breach of contract, both express and implied (including but not limited to Claims arising out of the Offer Letter); breach of covenant of good faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; fraud; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; personal injury; invasion of privacy; false imprisonment; and conversion; (d) any and all Claims for wages, benefits, severance, vacation, bonuses, commissions, equity, expense reimbursements, or other compensation or benefits; and (e) any and all Claims for attorneys' fees, costs and/or penalties; provided, however, that the foregoing release does not apply to any obligation of the Company to Employee pursuant to any of the following: (1) this Agreement, the Indemnification Agreement or under Section 18 of the Employment Agreement; (2) any right to indemnification that Employee may have pursuant to the Company’s bylaws, its corporate charter or under any written indemnification agreement with the Company (or any corresponding provision of any subsidiary or affiliate of the Company) with respect to any loss, damages or expenses (including but not limited to attorneys’ fees to the extent otherwise provided) that Employee may in the future incur with respect to his service as an employee, officer or director of the Company or any of its subsidiaries or affiliates; (3) with respect to any rights that Employee may have to insurance coverage for such losses, damages or expenses under any Company (or subsidiary or affiliate) directors and officers liability insurance policy; or (4) any rights to continued medical and dental coverage that Employee may have under COBRA. In addition, this release does not cover any Claim that cannot be so released as a matter of applicable law. Notwithstanding anything to the contrary herein, nothing in this Agreement prohibits Employee from filing a charge with or participating in an investigation conducted by any state or federal government agencies. However, Employee does waive, to the maximum extent permitted by law, the right to receive any monetary or other recovery, should any agency or any other person pursue any claims on Employee’s behalf arising out of any claim released pursuant to this Agreement. For clarity, and as required by law, such waiver does not prevent Employee from accepting a whistleblower award from the Securities and Exchange Commission pursuant to Section 21F of the

Securities Exchange Act of 1934, as amended. Employee acknowledges and agrees that he has received any and all leave and other benefits that he has been and is entitled to pursuant to the Family and Medical Leave Act of 1993.
4.Waiver of Unknown Claims. This Agreement is intended to be effective as a general release of and bar to each and every Claim hereinabove specified. Accordingly, Employee hereby expressly waives any rights and benefits conferred by Section 1542 of the California Civil Code and any similar provision of any other applicable state law as to the Claims. Section 1542 of the California Civil Code provides:
“A GENERAL RELEASE DOES NOT EXTEND TO A CLAIM WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.”
Employee acknowledges that he later may discover claims, demands, causes of action or facts in addition to or different from those which Employee now knows or believes to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected its terms. Nevertheless, Employee hereby waives, as to the Claims, any claims, demands, and causes of action that might arise as a result of such different or additional claims, demands, causes of action or facts.
5.ADEA Waiver. Employee expressly acknowledges and agrees that by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended (the “ADEA”), and that this waiver and release is knowing and voluntary. Employee and the Company agree that this waiver and release does not apply to any rights or claims that may arise under the ADEA after the date Employee signs this Agreement. Employee further expressly acknowledges and agrees that:
(a)    In return for this Agreement, he will receive consideration beyond that which he was already entitled to receive before executing this Agreement;
(b)    He is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;
(c)    He was given a copy of this Agreement on [_____________, and informed that he had twenty-one (21) days within which to consider this Agreement and that if he wished to execute this Agreement prior to the expiration of such 21-day period he will have done so voluntarily and with full knowledge that he is waiving his right to have twenty-one (21) days to consider this Agreement; and that such twenty-one (21) day period to consider this Agreement would not and will not be re-started or extended based on any changes, whether material or immaterial, that are or were made to this Agreement in such twenty-one (21) day period after he received it;

(d)    He was informed that he had seven (7) days following the date of execution of this Agreement by him in which to revoke this Agreement, and this Agreement will become null and void if Employee elects revocation during that time. Any revocation must be in writing and must be received by the Company during the seven-day revocation period. In the event that Employee exercises this revocation right, neither the Company nor Employee will have any obligation under this Agreement. Any notice of revocation should be sent by Employee in writing to the Company (attention Chief Executive Officer) to the address of the Company’s principal executive offices so that it is received within the seven-day period following execution of this Agreement by Employee.
(e)    Nothing in this Agreement prevents or precludes Employee from challenging or seeking a determination in good faith of the validity of this waiver under the ADEA, nor does it impose any condition precedent, penalties or costs for doing so, unless specifically authorized by federal law.
6.No Transferred Claims. Employee warrants and represents that he has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof.
7.Confidentiality Agreement. Employee shall, and Employee hereby acknowledges that he will, comply with his continuing obligations under the terms of the Confidentiality Agreement.
8.Miscellaneous.
(a)Successors.
•This Agreement is personal to Employee and shall not be assignable by Employee.
•This Agreement shall inure to the benefit of and be binding upon the Company and its respective successors and assigns and any such successor or assignee shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, “successor” and “assignee” shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires ownership of the Company or to which the Company assigns this Agreement by operation of law or otherwise.
(b)Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be binding unless in writing and signed by the party asserted to have granted such waiver.

(c)Modification. This Agreement may not be amended, modified or changed (in whole or in part), except by a formal, definitive written agreement expressly referring to this Agreement, which agreement is executed by both of the parties hereto.
(d)Complete Agreement. This Agreement, together with the Confidentiality Agreement and the Indemnification Agreement, constitutes and contains the entire agreement and final understanding concerning Employee’s relationship with the Company and its Affiliates and the other subject matters addressed herein and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof other than Section 18 and the last sentence of Section 13 of the Employment Agreement. Any representation, promise or agreement not specifically included in this Agreement or in the Confidentiality Agreement or the Indemnification Agreement shall not be binding upon or enforceable against either party. The Employee is not relying on any representation of the Company or any of the Releasees except as expressly set forth in this Agreement or in the Confidentiality Agreement or Indemnification Agreement. This Agreement, together with the Confidentiality Agreement and the Indemnification Agreement, constitutes an integrated agreement. Upon execution and delivery of this Agreement to the Company by Employee, the Company agrees to promptly execute and deliver this Agreement to Employee.
(e)Severability. In the event that any portion of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such portion to other persons or circumstances will be interpreted so as reasonable to effect the intent of the parties hereto.
(f)Governing Law. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.
(g)Cooperation in Drafting. Each party has cooperated in the drafting, negotiation and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against either party on the basis of that party being the drafter of such language.
(h)Counterparts. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic or PDF copies of such signed counterparts may be used in lieu of the originals for any purpose.
(i)No Wrongdoing. This Agreement constitutes a compromise and settlement of any and all potential disputed claims. No action taken by the Company hereto, either previously or in connection with this Agreement, shall be deemed or construed to be: (a) an admission of the truth or falsity of any potential claims; or (b) an acknowledgment or admission by the Company of any fault or liability whatsoever to Employee or to any third party.
(j)Voluntary Execution of Agreement. This Agreement is executed voluntarily and without any duress or undue influence on the part or behalf of the parties hereto, with the full intent of releasing all claims. The parties acknowledge that (a) they have read this Agreement; (b) they have had the opportunity to seek legal counsel of their own choice; (c) they understand the terms and consequences of this Agreement and of the releases it contains; and (d) they are fully aware of the legal and binding effect of this Agreement.
(k)Supplementary Documents. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.
(l)Headings; Construction. The section and paragraph headings and titles contained in this Agreement are inserted for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation of this Agreement. Where the context requires, the singular shall include the plural, the plural shall include the singular, and any gender shall include all other genders and the neutral. Where specific language is used to clarify by example a general statement contained herein, such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates.
(m)Taxes. Except for amounts withheld by the Company, Employee shall be solely responsible for any taxes due as a result of any payments or benefits provided for in this Agreement.
I have read the foregoing Release Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.
EXECUTED this [____] day of [__________] 20[__], at [_________] County, California.

“Employee”
______________________________
William D. Muir, Jr.

EXECUTED this [____] day of [__________] 20[__], at [_________] County, California.

“Company”
ELECTRONICS FOR IMAGING, INC.

______________________________
By:

Its: